Walgreen Co.
Separation and Release Agreement for Kimberly Feil

This Separation and Release Agreement (“Agreement”) is entered into between the undersigned employee (“Employee”) and Walgreen Co., its parents, subsidiaries, affiliated companies, predecessors, successors and assigns (the "Company"), who agree as follows:

Termination Date.  The parties agree that Employee’s employment with the Company is terminated effective September 30, 2011.

General Waiver & Release.  Employee waives and releases any and all claims, known or unknown, arising on or before the date Employee signs this Agreement, that Employee has or might have against the Company, its parents, subsidiaries, affiliated companies, predecessors, successors, and assigns, as well as all of its and their past and present officers, directors, managers, employees, attorneys, and agents (collectively “Released Parties”), subject only to the exceptions identified in paragraph 3 below.  These waived and released claims include but are not limited to: (i) claims that in any way relate to Employee’s employment, separation from employment and other dealings of any kind with any Released Party or Parties; (ii) claims of unlawful discrimination, harassment, retaliation or other alleged violations arising under federal, state, local or others laws and regulations, including but not limited to claims arising under the federal Age Discrimination in Employment Act (ADEA); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Employee Retirement Income Security Act (ERISA); the Americans with Disabilities Act (ADA); the Fair Labor Standards Act (FLSA); the Worker Adjustment and Retraining Notification Act (WARN); and the Family and Medical Leave Act (FMLA); (iii) claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of alleged contractual obligations, promissory estoppel, negligence, assault and battery, and violation of public policy; and (iv) claims for monetary damages, other personal recovery or relief, costs, expenses, and attorneys’ fees of any kind.

Claims Not Waived and Released.  The only claims not waived and not released by Employee under paragraph 2 are (i) claims arising after the date that Employee signs this Agreement; (ii) any claim that as a matter of law cannot be waived; and (iii) claims for benefits that are specifically described and provided for in this Agreement.

1. No Disparagement.  Employee will not make derogatory statements, either written or oral, or otherwise disparage any Released Party or Company products or services, except as may be required to be permitted by law.  Nor shall Employee direct, arrange or encourage others to make any such derogatory or disparaging statements on Employee's behalf.

2. Return of Company Property.  Employee agrees that, no later than his/her Termination Date, Employee will have returned all Company property, and no Company property has been retained by the Employee, regardless of the form in which it was acquired or held by Employee.

Confidential Business Information.  Employee agrees not to use or disclose any Confidential Information, as defined below, to any person or entity other than the Company, either before or after his/her Termination Date, without the Company's prior written consent.  Confidential Information means information not generally known by the public about processes, systems, products or services, including proposed products or services, business information, pricing, sales, promotions, financial performance, know-how, or trade secrets of the Company.  Employee further agrees to keep the terms of this Agreement in strictest confidence and agrees not to disclose its terms and the Separation Benefits paid hereunder except to Employee’s attorney, spouse, financial or tax advisor, or if required by law.

Non-Admissions.  Nothing in this Agreement constitutes or shall be portrayed or regarded as an admission of any wrongdoing, fault, violation, liability, or unlawful activity by the Company or any Released Party.

Cooperation.  Subject to paragraph 9 below, Employee agrees at all times to fully and completely cooperate with the Company and its agents and representatives, without additional compensation, during and in connection with all litigation, potential litigation, internal or external investigations, and business matters in which the Company is involved or may become involved, subject to reimbursement of reasonable travel expenses if travel is requested and approved in advance by the Company.

Investigations and Related Proceedings.  Nothing in this Agreement shall affect or interfere with Employee’s right to participate, cooperate, initiate or assist in an investigation or proceeding conducted within the Company or by any government agency, oversight board, commission or other regulatory or investigative body.

3. Termination Benefits.  In addition to benefits generally applicable to terminated employees, including distribution of 401(k)/retirement benefits, continuation of health coverage under COBRA and payment for any accrued but unused vacation (in each case to the extent applicable), the Company agrees to provide Employee the Termination Benefits as set forth in the attached Exhibit A.

4. Consequences of Breach by Employee.  Termination Benefits are conditioned on compliance with all Employee commitments set forth in this Agreement.  In the event of any breach of this Agreement by Employee, the Company shall be entitled to discontinue and recover all Termination Benefits otherwise payable to Employee, except for $200 to be retained by Employee as consideration for enforcement of non-breached provisions of the Agreement.

Severability.  In the event that any portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the invalid or unenforceable portion shall be construed or modified in a manner that gives force and effect, to the fullest extent possible, to all other portions and provisions of this Agreement.  If any invalid or unenforceable portion of any provision in this Agreement cannot be construed or modified to render it valid and enforceable, that portion shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement, and the remainder of this Agreement (including the remainder of the section, paragraph, subparagraph or sentence containing any invalid or unenforceable words) shall remain in effect to the fullest extent possible.

OWBPA Provisions – Additional Understandings. In compliance with the Older Workers Benefit Protection Act (“OWBPA”), the Company and Employee agree to the following:

(a)	Understandability. This Agreement is written in a manner calculated to be understood by the Employee, and Employee understands all terms of this Agreement;

(b)	Age Discrimination (ADEA) Waiver. This Agreement includes a waiver and release of claims under the Age Discrimination in Employment Act (ADEA) as described in paragraph 2 above;

(c)	No Future Waiver. This Agreement only waives and releases claims and rights arising prior to the date Employee signs this Agreement;

(d)
Valid Consideration.  In exchange for Employee's release and waiver as part of this Agreement, Employee acknowledges that he/she is receiving adequate consideration in the form of Termination Benefits as described in Section 10 that exceed those to which Employee is entitled apart from this Agreement.

(e)	Employee Advised to Consult with an Attorney. By this Agreement, the Company advises Employee to consult with an attorney before signing this Agreement;

(f)	Period to Consider this Agreement. Employee has been given a period of 21 calendar days in which to consider this Agreement, and to decide whether s/he wishes to sign it;

(g)
Period to Revoke Agreement.  After Employee signs this Agreement, Employee has 7 calendar days in which Employee can change his or her mind and revoke this Agreement. The Company and Employee agree that, to revoke this Agreement, Employee must notify the Company in writing that Employee is revoking this Agreement.  Any such notice of revocation must be received by Martin P. Szostak, Senior Attorney, Walgreen Co., within the 7-day period;

Mail: 102 Wilmot Road, MS # 1259, Deerfield, Illinois, 60015

Fax: 847-315-4699 Email: Martin.Szostak@Walgreens.com

(h)	Effective Date. This Agreement shall not become effective or enforceable until the 7-day revocation period described above has expired with no revocation by Employee.

Agreement Not Signed Before Termination Date.  Employee represents and agrees that she will not be eligible for or entitled to the Separation Payments unless and until after she has signed and returned an additional version of this Agreement after her Termination Date.

5. Governing Law.  The laws of the State of Illinois shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement, notwithstanding any state’s choice of law provisions to the contrary.

6. Complete Agreement.  This Agreement constitutes the parties’ entire agreement and cancels, supersedes, and replaces any and all prior proposals, understandings, and agreements (written, oral or implied) regarding all matters addressed herein, except Employee shall continue to be bound by all obligations set forth in any prior agreements, undertakings, waivers and assignments involving confidential information, inventions, non-competition, non-solicitation, non-inducement, patents, copyrights, trademarks and other intellectual property, and compliance with laws and policies, specifically including but not limited to the Non-Competition, Non-Solicitation and Confidentiality Agreement as part of the Walgreens Restricted Stock Unit Agreement Employee executed with the Company. The terms of this Agreement may not be altered or modified except by written agreement of the Employee and the Company.  In connection with this Agreement’s acceptance and execution, neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

The Employee has read everything in this Separation and Release Agreement, understands it, and signs this Agreement voluntarily and intending to be bound by it.

THIS AGREEMENT SHALL NOT BE SIGNED OR RETURNED BEFORE EMPLOYEE’S TERMINATON DATE.

Dated:   11/1/11                                                         /s/ Kimberly Feil
          Kimberly Feil

Dated:   11/8/11                                                        /s/  Kris Dimitriou
          Manager

EXHIBIT A
Summary of Separation Benefits for Kimberly Feil

This is a summary of your separation benefits for which you are eligible.

Termination Date	9/30/2011
Paid Through Date (PTD)	10/14/11 - estimated as of 7/31/11
Vacation	8 current-year plus 5 banked vacation days remaining as of 7/31/11. Actual balance of pro-rata current and all banked days to be paid out in lump-sum following PTD.
Salary Continuation (Severance)	$330,000 (equal to nine months of pay, gross payment)
Fiscal 2011 Bonus	To be paid in October 2011.
Executive Stock Options	Options become vested three years after grant date. Exercise vested options by PTD or before expiration date, whichever is sooner. Forfeit all unvested options.

	Grant Date	Options	Grant Price	Value (1)	Status
	9/29/2008	23,511	$31.00	$101,802	Vests 9/29/11
	9/1/2009	25,980	$34.04	-	Not vested
	9/1/2010	30,391	$27.69	-	Not vested
	9/1/2011	25,190	$35.65	-	Not vested

Restricted Stock Units	RSUs become vested and distributed in shares of Walgreen Co. stock after three-year vesting period. Forfeit all unvested RSUs.

	Grant Date	RSU's	Value (1)	Status
	9/29/2008	5,913.70	$208,931	Vests 9/29/11
	9/1/2009	6,420.83	-	Not vested
	9/1/2010	7,379.16	-	Not vested
	4/11/2011	2,021.00	-	Not vested
	9/1/2011	5,997.00	-	Not vested

Performance Share Program	Earned award is based on Company performance over a three-year period. Forfeit all unvested awards.

	Grant Date	Contingent Award	Value (1)	Status
	9/29/2008	6,677	$235,898	Vested
	9/1/2009	8,660	-	Not vested
	9/1/2010	10,130	-	Not vested
	9/1/2011	8,396	-	Not vested

Profit Sharing	Deductions and match apply to vacation pay but not severance

Retiree Medical & Prescription	Not eligible

Other Benefits	End as of PTD (Exception, disability coverage ends on last day worked)

Outplacement	Up to 12 months

Non-Compete	RSU non-compete agreement applies to total severance period

(1) Value calculated assuming a Walgreen stock price of $35.33.